UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2026

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On February 19, 2026, M. Steven Bender, Executive Vice President and Chief Financial Officer of Westlake Corporation (the “Company”), notified the Company of his intention to retire from the Company, effective upon the appointment of his successor.

Election of Class I and Class III Directors

On February 20, 2026, the Board of Directors of the Company (the “Board”) increased its size to fourteen members and elected Mr. Bhavesh V. “Bob” Patel and Mr. Jean-Marc Gilson, the President and Chief Executive Officer of the Company, as members of the Board.

Mr. Patel will serve as a Class III director with an initial term beginning immediately and expiring at the Company’s annual meeting of stockholders in 2028. Mr. Patel is expected to serve on the Audit, Compensation, Corporate Risk and Sustainability and Nominating and Governance Committees of the Board.

Mr. Patel, age 59, served as President of Standard Industries until June 2024, having been elevated to that role in April 2023 from W.R. Grace & Co., a Standard Industries subsidiary that he joined as Chief Executive Officer in January 2022. From January 2015 to January 2022, Mr. Patel served as Chief Executive Officer of LyondellBasell Industries NV. He joined LyondellBasell in March 2010 and, prior to becoming Chief Executive Officer, held several senior leadership roles within the company, including Senior Vice President and subsequently Executive Vice President of Olefins & Polyolefins – Europe, Asia & International and Technology. Mr. Patel began his career at Chevron Corporation and Chevron Phillips Chemical Company, where over approximately 20 years he held a number of senior roles, including leadership positions based in both Singapore and the United States. He has served on the Board of Directors of Air Products Chemicals, Inc. since January 2025 and the Board of Directors of the Federal Reserve Bank of Dallas’ Houston Branch since January 2021. Previously, Mr. Patel served on the Board of Directors of Halliburton Company from January 2021 to May 2025 and the Board of Directors of Union Pacific Corporation from February 2017 to May 2021. Mr. Patel received a bachelor’s of science degree in chemical engineering from The Ohio State University and an M.B.A from Temple University.

Mr. Patel is entitled to participate in the Company’s non-employee director compensation program, as described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2025. In connection with Mr. Patel’s appointment to the Board, the Board authorized a grant of restricted stock units (“RSUs”) to Mr. Patel under the Company’s Amended and Restated 2013 Omnibus Incentive Plan with an aggregate grant date fair value of $175,000. The number of shares of common stock of the Company underlying the RSUs will be determined by dividing the aggregate grant date fair value by the average of the high and low prices of the Company’s common stock on February 20, 2026. The RSUs will fully vest on February 20, 2027, subject to Mr. Patel’s continuing service as a director of the Company as of the vesting date.

There are no arrangements or understandings between Mr. Patel and the Company or any other person pursuant to which Mr. Patel was appointed as a director of the Company. There are no transactions or relationships between Mr. Patel and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Gilson will serve as a Class I director with an initial term beginning immediately and expiring at the Company’s annual meeting of stockholders in 2026. Mr. Gilson is expected to serve on the Corporate Risk and Sustainability Committee of the Board.

As an employee of the Company, Mr. Gilson will receive no additional compensation for his service as a member of the Board.

There are no arrangements or understandings between Mr. Gilson and the Company or any other person pursuant to which Mr. Gilson was appointed as a director of the Company. Other than as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2025, there are no transactions or relationships between Mr. Gilson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 23, 2026, the Company issued a press release announcing the election of Mr. Patel and Mr. Gilson to the Board. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued on February 23, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: February 23, 2026	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Legal and External Affairs